Exhibit 16.1

September 16, 2015

Securities and Exchange Commission

Washington, D.C. 20549

Commissioners:

We have read Bay Bancorp Inc.'s statements included under Item 4.01 of its Form 8-K filed on September 16, 2015 and we agree with such statements concerning our firm.

McGladrey LLP